UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

January 19, 2015

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On January 19, 2015, Agile Therapeutics, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) among the Company and the institutional accredited investors set forth therein (the “Investors”), pursuant to which the Company anticipated issuing and selling to the Investors an aggregate of 3,418,804 shares (the “Shares”) of unregistered common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a price of $5.85 per share, which is equal to the consolidated closing bid price per share of the Common Stock on January 16, 2015 (the “Offering”).  Certain of the Investors are affiliated with members of the Company’s board of directors.

The Offering closed on January 23, 2015.  William Blair & Company, L.L.C. acted as the exclusive placement agent for the Offering pursuant to a letter agreement with the Company (the “Placement Agent Agreement”).  The Offering raised gross proceeds to the Company in the amount of approximately $20,000,000 and net proceeds to the Company in the amount of approximately $19,350,000, which is after deducting commissions to the Company’s placement agent and estimated expenses payable by the Company.

The Purchase Agreement provides the Investors, for a period of nine months following the closing, subject to compliance with securities laws, with the right to participate up to their pro-rata share in the next financing by the Company, subject to certain exceptions set forth in the Purchase Agreement.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The issuance of the securities in this transaction was exempt from registration under Section 4(a)(2) of the Securities Act.

The foregoing is a summary of the terms of the Purchase Agreement and the Placement Agent Agreement and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Purchase Agreement and the Placement Agent Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference herein.

Item 3.02              Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01              Other Events.

On January 20, 2015, the Company issued a press release announcing the Offering.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of January 19, 2015, by and among Agile Therapeutics, Inc. and the accredited investors identified in Exhibit A thereto.
10.2	Placement Agent Agreement, dated as of January 9, 2015, by and between Agile Therapeutics, Inc. and William Blair & Company L.L.C.
99.1	Agile Therapeutics, Inc. Press Release dated January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: January 23, 2015	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	President and Chief Executive Officer